The Chefs’ Warehouse, Inc. 8-K

Exhibit 10.3

LEASE AGREEMENT

Dated as of June 30, 2015

between

CW LV REAL ESTATE LLC, THE CHEFS’ WAREHOUSE, INC., CHEFS’ WAREHOUSE
PARENT, LLC and THE CHEFS’ WAREHOUSE WEST COAST, LLC,
jointly and severally as the Tenant

and

CW NEVADA LANDLORD, LLC,
as the Landlord

TABLE OF CONTENTS

1.	Certain Definitions	1

2.	Demise of Leased Premises	1

3.	Title and Condition	1

4.	Use of Leased Premises; Quiet Enjoyment	2

5.	Term	3

6.	Rent	4

7.	Net Lease; Non-Terminability	5

8.	Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements	6

9.	Liens; Recording and Title	7

10.	Indemnification	8

11.	Maintenance and Repair	9

12.	Alterations	11

13.	Condemnation	13

14.	Insurance	14

15.	Restoration	18

16.	Subordination to Financing	19

17.	Assignment, Subleasing	20

18.	Permitted Contests	21

19.	Conditional Limitations; Default Provisions	22

20.	Additional Rights of Landlord and Tenant	24

21.	Notices	25

22.	Estoppel Certificates	26

23.	Surrender and Holding Over	26

24.	No Merger of Title	27

25.	Definition of Landlord	27

26.	Hazardous Substances	28

i

27.	Entry by Landlord	28

28.	No Usury	28

29.	Withholdings	28

30.	Financial Statements.	29

31.	Separability	29

32.	Right of First Refusal.	29

33.	Miscellaneous	30

EXHIBIT A Legal Description
EXHIBIT B Basic Rent

SCHEDULE A Purchase Procedure

APPENDIX A Definitions

ii

LEASE

THIS LEASE (as amended, supplemented or otherwise modified from time to time, this “Lease”) made as of June 30, 2015, by and among CW NEVADA LANDLORD, LLC, a Delaware limited liability company, as landlord, having an office at c/o SunTrust Equity Funding, LLC, 3333 Peachtree Road, NE, 10th Floor, Atlanta Georgia 30326, and CW LV REAL ESTATE LLC, a Delaware limited liability company, THE CHEFS’ WAREHOUSE, INC., a Delaware corporation, CHEFS’ WAREHOUSE PARENT, LLC, a Delaware limited liability company, and THE CHEFS’ WAREHOUSE WEST COAST, LLC, a Delaware limited liability company, jointly and severally, as tenant, having an office at 100 East Ridge Road, Ridgefield, CT 06877.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1.                   Certain Definitions. All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A annexed hereto and by this reference incorporated herein.

2.                   Demise of Leased Premise. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.

3.                   Title and Condition.

(a)                 The Leased Premises are demised and let subject to (i) the Permitted Encumbrances and (ii) the condition of the Leased Premises as of the Closing Date, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(b)                 LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.

1

(c)                 Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease as of the date hereof.

(d)                 Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties. Such assignment shall remain in effect until the termination of this Lease, provided that Landlord shall retain the right to enforce the Guaranties in the name of Tenant during the continuance of an Event of Default. Landlord hereby agrees to execute and deliver, at Tenant’s expense, such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected by this Paragraph 3(d) and the ability to enforce the Guaranties during the Term hereof. Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required, provided that, in confirmation of such reassignment, Tenant shall promptly execute and deliver any instrument which Landlord may reasonably request.

(e)                 Landlord agrees to enter into, at Tenant’s expense, such Record Agreements as reasonably requested by Tenant, subject to Landlord’s approval of the form thereof, not to be unreasonably withheld, delayed, or conditioned; provided, however, that no such Record Agreement shall result in any material diminution in the value or utility of the Leased Premises for use as a Facility and, further provided, that no such Record Agreement shall render the use of the Leased Premises dependent upon any other property or condition or affect Tenant’s obligations under this Lease, each of which Tenant shall certify and affirm to Landlord in writing delivered with Tenant’s request with respect to such Record Agreement.

4.                   Use of Leased Premises; Quiet Enjoyment.

(a)                 Tenant may use the Leased Premises as a Facility or for any other lawful purpose, so long as such other lawful purpose would not (i) in Landlord’s reasonable determination, have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as a Facility) the likelihood that Tenant or Landlord would incur material liability under any provisions of any Environmental Laws, or (iii) subject Landlord to any burdensome regulation. In no event shall the Leased Premises be used for any purpose or in any manner which shall violate any of the provisions of any Permitted Encumbrance or any Record Agreement. Tenant shall, at its expense, timely observe, perform, comply with, make any payments required under, and carry out the provisions of, each Permitted Encumbrance and Record Agreement required therein to be observed and performed by the owner, operator or occupant of the Leased Premises during the Term, including, without limitation, paying any and all assessments for common area maintenance costs.

2

(b)                 Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner that would (i) make void or voidable any insurance that Tenant is required hereunder to maintain in force, (ii) prevent Tenant from obtaining any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements (other than ordinary wear and tear reasonably expected in connection with the use of the Improvements as a Facility), except in connection with Alterations permitted under Paragraph 12.

(c)                 Subject to all of the provisions of this Lease, including the Landlord’s right to exercise its remedies under Section 19 hereof after the occurrence and during the continuance of an Event of Default hereunder, Landlord covenants that neither Landlord, nor any Person claiming by, through or under Landlord, shall do any act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

5.                   Term.

(a)                 Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the date hereof and ending at 11:59 p.m. at the Leased Premises on the Expiration Date.

(b)                 Provided (i) this Lease shall not have been terminated pursuant to the provisions of Paragraph 13(b) or 19 and (ii) no Material Event of Default has occurred and remains uncured, in each case on the date of its Renewal Option Notice and on the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable), Tenant shall have four (4) consecutive options to extend the term of this Lease for a Renewal Term, commencing upon the day after the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable). If Tenant elects to exercise any one or more of said renewal options, it shall do so by giving a Renewal Option Notice to Landlord at any time during the Term (or the then Renewal Term, as applicable) but, in any event, on or before that date which is twelve (12) months prior to the commencement of the Renewal Term for which such election is exercised (the “Outside Notice Date”). If Tenant has not provided the Renewal Option Notice for the exercise of a Renewal Term on or before the applicable Outside Notice Date and has not otherwise expressly provided Landlord notice in writing that it would not be exercising such renewal option, then Tenant’s option to exercise such renewal option shall continue until the date that is three (3) Business Days after receipt by Tenant of a written notice from Landlord expressly advising Tenant that Tenant has failed to timely send notice of its exercise of an available Renewal Term so long as Tenant notifies Landlord in writing within such three (3) Business Days of the date of receipt of such notice that Tenant is so exercising such available renewal option, which notice shall constitute a Renewal Option Notice; and if Tenant has not so provided the Renewal Option Notice within the time frame set forth in the previous sentences, then Tenant shall forever waive its right to exercise any renewal option. If Tenant shall elect to exercise any such renewal option, the term of this Lease shall be automatically extended for five (5) years without the need for execution of an extension or renewal lease. Any Renewal Term shall be subject to all of the provisions of this Lease, including, but not limited to, the Basic Rent provisions for such Renewal Term set forth on Exhibit B attached hereto, and all such provisions shall continue in full force and effect. Within ten (10) days after request by either Landlord or Tenant, Landlord and Tenant shall execute, acknowledge and deliver to each other an instrument confirming that such option has been effectively exercised and confirming the extended expiration date of this Lease and the then applicable Basic Rent.

3

6.                   Rent.

(a)                 Tenant shall pay to Landlord, as rent for the Leased Premises during the Term, the Basic Rent in advance, on the Closing Date and on each Basic Rent Payment Date occurring after the Closing Date, and shall pay the same (at Tenant’s Option) by ACH or wire transfer in immediately available federal funds by 3:00 p.m., New York time, on the date due, to such account in such bank as Landlord shall designate from time to time. In the event that the Closing Date is a date other than the first Business Day of a calendar month, the Basic Rent due on the Closing Date shall be an amount equal to the amount of Basic Rent set forth on Exhibit B hereto for the first Basic Rent Payment Date, times 1/30, times the number of days from and including the Closing Date to and excluding the first day of the following calendar month, and the Basic Rent due on the first Business Day of the month following the month in which the Closing Date occurs shall be the amount set forth on Exhibit B for the first Basic Rent Payment Date.

(b)                 Tenant shall pay and discharge, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. All payments of Additional Rent that are payable to Landlord shall be paid by Tenant (at Tenant’s option) by ACH or wire transfer in immediately available federal funds to such account in such bank as Landlord shall designate from time to time.

(c)                 If any installment of Basic Rent or Additional Rent is not paid when the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Rate. In addition to the interest payable pursuant to the foregoing sentence, any payment not received by the applicable due date shall incur a late charge in the amount of one percent (1%) of such late payment amount (except to the extent such late charge is prohibited by applicable law), provided, however, that with respect to the first two (2) late payments of all or any portion of any installment of Basic Rent in any calendar year, such late charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days following the due date thereof, and provided, further that if any payment is received by the applicable due date solely as a result of a force majeure event, then no late charge shall be payable with respect thereto. Tenant and Landlord agree that this late charge represents a reasonable sum (considering all of the circumstances existing on the date of the execution of this Lease) and a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant’s failure to pay such amounts on time. Tenant and Landlord further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue Basic Rent or Additional Rent payment and shall not prevent Landlord from exercising any of the other rights available hereunder.

4

(d)                 Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

7.                   Net Lease; Non-Terminability.

(a)                 Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease during the Term. This is a net lease and, except as otherwise expressly provided in this Lease (including Paragraphs 13 and 14 hereof), Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent, and the obligations of Tenant under this Lease shall not be affected by any circumstance or event, or for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of, or interference with, Tenant’s use of any of the Leased Premises, (iv) any eviction by paramount title, constructive eviction or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless expressly provided in this Lease to the contrary or unless this Lease shall have been terminated pursuant to an express provision of this Lease. Notwithstanding the foregoing, Tenant shall have the right to pursue a cause of action against Landlord for actual damages resulting from Landlord’s default under this Lease, it being understood that Tenant shall have no right to set off any such damages against the Basic Rent or Additional Rent payable under this Lease.

(b)                 Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any Mortgage (subject to the terms of Paragraph 16 and any SNDA), or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, provided that if no Event of Default has occurred and is continuing, this Lease is terminated by Landlord under the Federal Bankruptcy Code or such trustee, receiver or liquidator or by any court under the Federal Bankruptcy Code and Tenant is dispossessed of the Leased Premises, Tenant shall have no obligation to pay Basic Rent or any other obligation under this Lease that accrues after such termination and dispossession so long as Tenant has returned the Leased Premises in accordance with the terms of this Lease.

5

(c)                 This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights that are not expressly stated or reserved in this Lease but that may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or any Additional Rent, and (iii) for any statutory Lien.

8.                   Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

(a)

(i)                 Tenant shall, before interest or penalties are due thereon, pay directly to the applicable third party and discharge all Impositions. If received by Landlord, Landlord shall, within thirty (30) days of Landlord’s receipt thereof, but in any event at least five (5) Business Days prior to the due date for the related Imposition (provided that Landlord has received such bill or invoice prior to five (5) Business Days preceding such due date), deliver to Tenant any bill or invoice with respect to any Imposition. To the extent permitted by Applicable Law, Tenant shall request the appropriate taxing authorities to send all invoices for property taxes directly to Tenant during the Term.

(ii)

In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments, or portions thereof, that are for assessments that accrue during the Term. Tenant shall prepare and file all tax reports required by Governmental Authorities which relate to the Impositions. Tenant shall deliver to Landlord, within ten (10) days after payment by Tenant, reasonable evidence of the payment of all property taxes related to the Leased Premises. In addition, Tenant shall deliver to Landlord, within twenty (20) days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any Governmental Authority and receipts for payments of all other Impositions made during each calendar year of the Term.

(b)                 Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

(c)                 Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority or such other Person to whom such payment is due shall be made directly to Landlord.

(d)                 If any report, return or statement (a “Filing”) is required to be filed with respect to any Imposition payable by Tenant hereunder, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Imposition and shall promptly provide notice of such Filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Leased Premises in the name of Landlord and send a copy of such Filing to Landlord. If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant’s reasonable control or access with respect to such Filing within a reasonable time, and in all events at least twenty (20) days, prior to the time such Filing is required to be filed. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant, it being understood that Tenant shall have no liability hereunder with respect to any failure of Landlord to timely file any Filing that Tenant has provided to Landlord pursuant to the second sentence of this subparagraph (d) or for any insufficiency or inaccuracy in any Filing if such insufficiency or inaccuracy is attributable to Landlord.

6

(e)                  Notwithstanding anything herein to the contrary, subject to Paragraph 8(a)(ii), any obligations of Tenant under the provisions of this Paragraph 8 that accrue with respect to periods prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier the termination of this Lease.

9.                   Liens; Recording and Title.

(a)                 Subject to the Tenant’s right to contest as set forth in Paragraph 18, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on the Leased Premises, the Basic Rent or any Additional Rent, other than the Permitted Encumbrances and any mortgage, Lien or other charge created by or resulting from any act of Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

(b)                 Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of such recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

(c)                 Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or Lien in or upon the estate of Landlord in any of the Leased Premises, other than an assignment or a sublease, in either case, as permitted under the provisions of Paragraph 17.

7

10.                Indemnification.

(a)                 Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims, whether asserted prior to, during or after the Term, that may be suffered, imposed on or asserted against any Indemnitee (including any Claims resulting from any Indemnitee’s ordinary negligence) arising out of (i) the leasing by Landlord of the Leased Premises to Tenant, subleasing of the Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, or sale of the Leased Premises by Landlord to Tenant, renewal of this Lease, or the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, condition, design or replacement of the Leased Premises (or any portion thereof), any Record Agreement or from the granting by Landlord at Tenant’s request of any Record Agreement, licenses, or any rights with respect to all or any part of the Leased Premises, (ii) patent, trademark or copyright infringement and latent or other defects, whether or not discoverable, (iii) the non-compliance of the Leased Premises with Applicable Laws and any other liability under Applicable Laws related to the Leased Premises or this Lease (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (iv) this Lease or any modification, amendment or supplement hereto, (v) any default by Tenant under this Lease, (vi) the business and activities of Tenant or of any other Person on or about the Leased Premises (whether as an invitee, subtenant, licensee or otherwise), and (vii) any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation or Release of any Hazardous Materials on, under, from, to or at the Leased Premises or any portion thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation as a result of its interest in the Leased Premises), in each case whether prior to or during the Term, including the cost of assessment, containment and/or removal of any such Hazardous Materials, the cost of any actions taken in response to a Release of any such Hazardous Materials so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Leased Premises, or the operation thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation as a result of its interest in the Leased Premises). Notwithstanding the foregoing, nothing herein shall be construed to obligate Tenant to indemnify, defend and hold harmless any Indemnitee from and against any Claims imposed on or incurred by such Indemnitee to the extent such Claims arise by reason of (i) any Indemnitee’s willful misconduct or gross negligence, (ii) any Liens and liabilities created by Landlord on the Leased Premises or that arise from Landlord’s failure to timely pay any Taxes, in each case for which Tenant is not responsible under this Lease, or (iii) events or circumstances that occur after the expiration or termination of this Lease or the dispossession of Tenant therefrom by Landlord (whether or not the Lease is terminated) and the return of the Leased Premises in accordance with this Lease.

(b)                 In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Tenant; provided that failure to so notify Tenant shall not reduce Tenant’s obligations to indemnify any Indemnitee hereunder except to the extent such failure adversely affects Tenant’s rights to defend such Claim. Tenant shall be entitled, at its expense, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in or to assume and control (if it promptly so elects upon notice of the Claim), the negotiation, litigation and/or settlement of any such Claim. Such Indemnitee may (but shall not be obligated to) participate at its own expense and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing, in which case Tenant shall keep such Indemnitee and its counsel fully informed of all proceedings and filings. Notwithstanding the foregoing, Tenant shall not be entitled to assume and control the defense of any Claim if (i) an Event of Default has occurred and is continuing, (ii) the proceeding involves the possible imposition of any criminal liability or penalty or the reasonable likelihood of any unindemnified civil penalty on such Indemnitee, (iii) the proceeding involves the granting of injunctive relief against the Indemnitee not related to this Lease, (iv) a significant counterclaim is available to the Indemnitee that would not be available to and cannot be asserted by Tenant of (v) Tenant has not acknowledged to such Indemnitee in writing that such Claim is fully covered by Tenant’s indemnity set forth herein.

8

(c)                 Upon payment in full of any Claim by Tenant pursuant to this Paragraph 10 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all Claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense or claims against another Indemnitee for which Tenant would have indemnity obligations hereunder) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of Claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise reasonably cooperate with Tenant to enable Tenant to pursue such Claims. In no event shall Tenant settle or compromise any Claim against any Indemnitee if such settlement or compromise does not contain a full release of such Indemnitee or admits culpability on the part of such Indemnitee, unless such Indemnitee otherwise consents in writing.

(d)                 The obligations of Tenant under this Paragraph 10 shall survive any termination or expiration of this Lease.

11.                Maintenance and Repair.

(a)                 Tenant shall at all times from and after the Closing Date, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) in substantially the same (or better) condition and order of repair as exists as of the Closing Date (or, with respect to Alterations or an Expansion, as exists on the date such Alteration or Expansion is completed), except for ordinary wear and tear and subject to removal of Obsolete Equipment, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF THE LEASED PREMISES OR ADJOINING PROPERTY IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g). Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, but in any event shall commence such repairs within thirty (30) days, subject to delays as a result of force majeure and receipt of any long lead time items, of the date Tenant becomes aware that such repairs are necessary, or, in the event of a Restoration pursuant to Paragraph 13(c) or 14(g), within thirty (30) days (subject to delays as a result of force majeure and receipt of any long lead time items) of the date insurance proceeds or a condemnation award has been paid to the Trustee (it being understood that Tenant shall take such steps as are reasonably necessary to protect and preserve the integrity and safety of the Leased Premises pending such payment) and shall diligently pursue such repairs to completion), and all repairs shall be made in a good, proper and workmanlike manner.

9

(b)                 In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective variances, waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both (or in the case of a violation of Insurance Requirements, obtain new coverage where there is no violation of any Insurance Requirements), or (ii) take such action as shall be necessary to remove such violation, including, if necessary, the making of an Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

(c)                 If Tenant shall be in default beyond the expiration of any applicable notice and cure period under any of the provisions of this Paragraph 11, Landlord may, thirty (30) days after Tenant’s receipt of written notice of default and failure of Tenant to commence to cure during such period or to diligently pursue such cure to completion (subject to delays as a result of force majeure and receipt of any long lead time items), but with only such notice as may be reasonably practicable in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of, and at the expense of, Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication and shall give Tenant as much time as is reasonably practicable under the circumstances (not to exceed thirty (30) days) before acting independently to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease on demand.

(d)                 Tenant shall from time to time replace with Replacement Equipment any of the Equipment that shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14; provided that Tenant shall have no obligation to replace any of such Equipment or Replacement Equipment that has become Obsolete Equipment. In the event that Tenant sells or otherwise receives value in excess of $15,000.00 in any calendar year for any Obsolete Equipment that is not replaced, then Tenant shall pay the net proceeds from such Obsolete Equipment to Landlord within five (5) Business Days of receipt. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment (except for Trade Fixtures) shall become the property of Landlord, shall be free and clear of all Liens and rights of others and shall become a part of the Equipment as if originally demised herein.

10

(e)                 Notwithstanding anything to the contrary set forth above or elsewhere in this Lease, in the event that either Tenant or Landlord, in the exercise of its reasonable business judgment, which shall be supported by a report from a reputable, independent engineer or contractor if requested by the other party, determines at any time during the last two (2) years of the then Term that, in light of Tenant’s repair and maintenance obligations under the Lease, a Capital Repair is necessary, then, at Landlord’s option, either (i) Tenant, at Tenant’s expense, shall undertake only such repairs as shall be necessary and possible to minimize any damage to the Leased Premises, keep the Leased Premises in compliance with all Legal Requirements and Insurance Requirements and maintain the Leased Premises as a functional Facility, or (ii) Tenant shall promptly and diligently undertake such Capital Repair. In the event that Landlord exercises the option described in the foregoing clause (ii), Landlord and Tenant shall cooperate to determine the appropriate Replacement Equipment, the scope of the work for the related Capital Repair, the contractor(s) to perform the Capital Repair and the cost of the Capital Repair, as applicable, provided that if the parties cannot agree on any such matter within forty five (45) days of the date that Landlord or Tenant notified the other of the need for such Capital Repair, then the parties shall resolve the dispute by referring the matter to a single arbitrator reasonably selected by Landlord through the American Arbitration Association and reasonably acceptable to Tenant, and who shall resolve the dispute using the Commercial Arbitration Rules and Expedited Procedures provisions thereof. The arbitrator when selected shall propose three (3) arbitration dates (each of which shall be a Business Day) over the course of at least ten (10) days that are acceptable to Landlord, and Tenant may choose the arbitration date from these proposed dates. The arbitration dates shall be proposed as soon as reasonably possible following Landlord’s or Tenant’s demand for arbitration, it being the intent of the parties that the disputes submitted to arbitration pursuant to this paragraph be resolved as quickly as possible (preferably within ten (10) days of demand by either party). The demand by Landlord or Tenant shall state the nature of the claim or dispute with reasonable specificity, and the parties will grant the arbitrator access to such records of the parties as are reasonably necessary for the arbitrator to make his or her decision. In addition, each party shall have the right to select one reputable engineer or construction professional with at least 10 years’ experience with similar facilities and matters similar to that in dispute, who shall be entitled to appear before and present oral and/or written evidence to the arbitrator. The award or decision rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. All filing fees and costs associated with the arbitration itself shall be shared equally by Tenant and Landlord.

12.                Alterations.

(a)                 Upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, that are not Structural Alterations and the cost of which does not exceed the Threshold Amount, in the aggregate, in any calendar year; provided, that, Tenant complies with clause (c) of this Paragraph 12.

11

(b)                 Upon at least 30 days’ prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises that are (i) Structural Alterations or (ii) the cost of which, either individually or as to a series of related non-structural Alterations, exceeds during the course of any calendar year, in the aggregate, the Threshold Amount; provided, that, (i) no Event of Default has occurred and is then continuing, (ii) Tenant complies with clause (c) of this Paragraph 12, and (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the plans and specifications, estimated budget and proposed schedule of construction with respect thereto and Landlord shall have consented to such Alterations, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that Landlord does not respond to Tenant’s request for consent pursuant to the foregoing sentence within twenty five (25) days from the date Tenant has delivered to Landlord the items Tenant is required to provide to Landlord pursuant to such sentence, Tenant may provide Landlord with a second request for consent, which request shall state in bold capital letters on the face of the envelope that failure to respond thereto within five (5) Business Days shall be deemed to be consent to the requested Alterations, and if Landlord fails to respond to Tenant within such five (5) Business Days, Landlord shall be deemed to have consented to such Alteration.

(c)                 In connection with any Alteration: (i) the value and utility of the Leased Premises shall not be materially lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements (including, without limitation, in the case of an Expansion or a Structural Alteration, all minimum parking space, setback and other zoning requirements) and Insurance Requirements; (iii) no such Alteration shall result in a use of the Leased Premises that is not permitted pursuant to Paragraph 4, (iv) Tenant shall promptly pay all costs and expenses of any such Alteration and shall discharge all Liens filed against any of the Leased Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) subject to Tenant’s contest rights set forth in Paragraph 18, Tenant shall not incur any debt with respect to such Alteration that results in any mortgage or other encumbrance on the Leased Premises or any part thereof (but in no event shall the foregoing preclude any borrowing by Tenant that does not result in any such mortgage or other encumbrance on the Leased Premises or any part thereof), and (vii) in the case of any Alteration the estimated cost of which in any one instance exceeds the Threshold Amount, such Alterations shall be made under the supervision of an architect or engineer selected by Tenant in the exercise of its reasonable business judgment and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations.

(d)                 In the event that Tenant desires to undertake an Expansion, Tenant shall give Landlord written notice thereof, which notice shall include a description of the desired Expansion in reasonable detail and a preliminary budget and schedule therefor; in no event shall the reasonably expected completion date for any Expansion extend beyond the then applicable Term (including any exercised Renewal Term). Within forty-five (45) days of Landlord’s receipt of such notice, Landlord shall notify Tenant of whether Landlord is willing to fund the costs of such Expansion and, if so, the economic terms and other material economic and non-economic conditions with respect thereto; among other things, Landlord may require the delivery of an appraisal showing that the fair market value of the Leased Premises, after giving effect to the Expansion, shall increase by at least the expected cost of such Expansion. If Landlord is unwilling to fund such Expansion, Tenant may fund such Expansion itself (including by utilizing borrowed funds that do not result in any mortgage or other encumbrance on the Leased Premises or any part thereof). Any Expansion shall be done in accordance with the standards applicable to Alterations in Paragraph 12(c) above, provided that if Landlord is funding the Expansion, Tenant shall not be obligated to pay the costs thereof pursuant to clause (iv) of Paragraph 12(c) above.

12

(e)                 All Alterations and Expansions shall, upon the expiration or earlier termination of this Lease (other than as a result of Tenant’s purchase of the Leased Premises in accordance with this Lease), become the property of Landlord, without any further act. To the extent permitted by the Code and by any applicable state tax laws and regulations, Tenant shall be entitled to the tax benefits, if any, with respect to any Alterations and Expansions made by Tenant at Tenant’s expense until such time as such Alterations or Expansions, as the case may be, become the property of Landlord pursuant to the foregoing sentence.

13.                Condemnation.

(a)                 Each of Landlord and Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify the other party thereof and each of Landlord and Tenant shall be entitled, at its sole cost and expense, to participate in any Condemnation proceeding. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment in respect of any Condemnation of the Leased Premises or any part thereof, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord any Tenant’s Award to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord’s interest in the Leased Premises.

(b)                 If (I) the entire Leased Premises, (II) a material portion of the Land or the Improvements or any means of ingress, egress or access to the Leased Premises, including loss of legally sufficient parking or truck turnaround areas or loading dock access, the loss of which, even after giving effect to such restoration as is reasonably practicable within the remaining Leased Premises, would, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, or (III) any means of ingress, egress or access to the Leased Premises which does not result in at least one method of ingress and egress to and from the Leased Premises remaining that is sufficient for Tenant’s use thereof and that meets all existing Legal Requirements, as determined by Tenant in its reasonable discretion, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then, in either case, Tenant may, not later than ninety (90) days after such Taking has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease shall terminate on the applicable Termination Date and Landlord shall be entitled to receive and retain the entire Award.

(c)                 (i)                 In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, promptly after the Net Award with respect to such Condemnation has been paid by the related authority to the Trustee (or Landlord if no Loan is then outstanding), Tenant, to the extent Restoration of the Leased Premises is practicable, shall promptly (subject to Tenant’s receipt of the Net Award therefor in accordance with the terms of Paragraph 15), commence and diligently continue to completion such Restoration.

13

(ii)

Upon the payment to Landlord or Trustee of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make the Net Award available to Tenant for Restoration in accordance with the provisions of Paragraph 15. The proceeds remaining after the completion of, and payment for, the Restoration, if any, shall be retained by Landlord. In the event of any such partial Condemnation, all Basic Rent and Additional Rent shall continue unabated and unreduced.

(iii)

In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition received by Landlord to the installments of Basic Rent or Additional Rent thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

(d)                 No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of the Lender, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld, delayed, or conditioned; provided that if an Event of Default has occurred and is then continuing or Tenant has served a Tenant’s Termination Notice, then Tenant’s consent shall not be required.

14.                Insurance.

(a)                 From and after the Closing Date, Tenant shall maintain, during the Term at its sole cost and expense, the following insurance on the Leased Premises:

(i)

Insurance against loss of or damage to the Improvements and the Equipment under an ISO special form or broader coverage insurance policy, which shall include coverage against all risks of direct physical loss or damage (which shall include flood insurance if the Leased Premises is located within either a Special Flood Hazard Area or a Non-Special Flood Hazard Area as determined by FEMA flood zone ratings of A or V, earthquake insurance and windstorm insurance). Such insurance shall also include (A) ordinance and law coverage (hazards A, B and C, with limits for A of not less than replacement cost and limits for B and C not less than $1,000,000 in the aggregate) and (B) a condition that permits the insured to elect to rebuild on another site, provided that such rebuilding does not increase the amount of loss or damage that would otherwise be payable to rebuild at the original site (it being understood that Tenant may not rebuild at another site without Landlord’s prior written approval, which approval shall not be unreasonably withheld, but which may be conditioned, among other things, on the fulfillment of certain reasonable conditions precedent). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable). Such insurance policies may contain reasonable exclusions and deductible amounts, all in accordance with industry standards.

14

(ii)

Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall (A) be written on an “Occurrence Basis”, and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) $5,000,000 or (y) the aggregate amount of such insurance carried by prudent owners or operators of similar commercial properties, for bodily injury, death and property damage in any one occurrence and (B) include premises and operations liability coverage, products and completed operations liability coverage, and blanket contractual liability coverage. In addition, Tenant shall maintain auto liability insurance in an amount not less than $1,000,000.

(iii)

Workers’ compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

(iv)

Boiler and machinery coverage on a comprehensive form in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

(v)

Business interruption insurance (A) covering all risks required to be covered by the insurance provided for in subparagraph (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence, (B) containing an indemnity coverage extension which provides that after the physical loss to the Leased Premises has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss or the expiration of twelve months, whichever occurs first, and (C) in an amount not less than the amount carried by prudent owners or operators of similar properties.

(vi)

Whenever Tenant shall be engaged in making any Alteration, Expansion, repairs or construction work of any kind (collectively, “Work”) for which the estimated cost exceeds the Threshold Amount, completed value builder’s risk insurance and worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

(vii)

Such additional and/or other insurance with respect to the Leased Premises and in such amounts as are reasonably requested by Landlord or a Lender; provided same are consistent as to types of coverages and limits with those generally being required by prudent owners and institutional lenders with respect to similar properties similarly located.

(b)                 The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poor’s (or equivalent ratings agency) of not less than A, and an A.M. Best Insurance Reports rating of not less than “A” and a financial size category of at least “VIII”, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord. The insurance policies shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The general liability insurance shall name Landlord, Tenant, and, if a Mortgage is then in effect, the Trustee and each Lender as additional insured parties, as their respective interests may appear; the casualty insurance shall name Landlord (or, if directed by Landlord to Tenant, the Trustee) as loss payee. If such insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and, if a Mortgage is then in place, the Lenders.

15

(c)                 Each insurance policy referred to in clauses (i), (iv) and (vi) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of each Lender and the Trustee. Each of the policies required by Paragraph 14(a) shall state that if at any time the policies are to be cancelled, or their coverage is to be reduced (by any party including the insured), the insurer will endeavor to mail thirty (30) days’ (10 days’ in the event of non-payment of the premium) written notice to the additional insureds and/or loss payee named in such policies. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act, omission or neglect of Landlord, Tenant or any other Person which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy. Tenant hereby waives any and every claim for recovery from the Lenders and Landlord, and Landlord hereby waives any and every claim for recovery from Tenant, for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered by Tenant, Lenders or Landlord, respectively, under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), Tenant (or other appropriate party) shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(d)                 Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lenders a certificate or other evidence (on an ACORD 28 (2003/10) form, in the case of property insurance, and otherwise reasonably satisfactory to Landlord) of the existing policy and such renewal or replacement policy prior to the Insurance Expiration Date of each policy. In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 14 within three (3) Business Days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance upon concurrent notice to Tenant (which notice may be by email). Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

(e)             Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lenders evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

16

(f)                  In the event of any property loss exceeding the Threshold Amount, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Landlord, not to be unreasonably withheld, delayed, or conditioned, and Landlord shall have the right, at its sole expense, to join with Tenant therein (except with respect to any property loss of the Threshold Amount or less, in which case no consent of Landlord shall be required). If the estimated cost of Restoration or repair shall be an amount equal to the Threshold Amount or less, all proceeds of any insurance required under clauses (i), (iv) and (v) of Paragraph 14(a) shall be payable to Tenant. Each insurer is hereby authorized and directed to make payment under the property insurance policies (i) for all property losses of the Threshold Amount or less, directly to Tenant and (ii) for all other property losses, directly to the Trustee, instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. Except as expressly set forth below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent or Additional Rent. The Net Proceeds of all insurance payments for property losses exceeding the Threshold Amount shall be paid to the Trustee, and the Trustee shall make the Net Proceeds available to Tenant for restoration in accordance with the provisions of Paragraph 15. Subject to Paragraph 14(g), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly and diligently repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a). In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv) and (vi), Tenant shall pay to the Trustee Tenant’s Insurance Payment. Notwithstanding anything herein to the contrary, all proceeds of any business interruption insurance maintained by Tenant shall be payable directly to Tenant.

(g)                 If a casualty occurs during the last two years of the Initial Term or during any Renewal Term and the cost of Restoration with respect thereto either (i) exceeds fifty percent (50%) or more of the replacement cost of the Leased Premises or (ii) in Tenant’s reasonable estimation (supported by a report of a reputable engineer or general contractor), the restoration would take in excess of six (6) months to complete and Tenant’s normal conduct of its business operations at the Leased Premises after such casualty is economically, physically or legally impracticable or prohibited as a result of such casualty, then Tenant may, at Tenant’s option, not later than ninety (90) days after such casualty has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event Tenant shall have no obligation to commence or complete the Restoration and all of the insurance proceeds payable in connection with the casualty (other than Tenant’s business interruption insurance proceeds) shall be paid to, and Tenant shall pay the amount of any applicable deductible with respect to such casualty insurance to, the Trustee or, if no Loan is then outstanding, to Landlord.

17

15.                Restoration. The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:

(a)                 Whether or not the cost of Restoration will exceed the Threshold Amount, prior to commencement of the Restoration, funds may be disbursed to Tenant up to the Threshold Amount to be used to mitigate any further damage to the Lease Premises or nuisance or potential liability from unsafe or hazardous conditions, including performing temporary repairs, shoring boarding up, or fencing upon receipt by Trustee of a written request therefor from Tenant, which request shall include a description of such costs, in reasonable detail.

(b)                   If the cost of Restoration will exceed the Threshold Amount, prior to commencement of the Restoration the architects, general contractor(s), plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed, and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable. Landlord will not withhold its consent for variations to the Improvements (i) required as a result of current zoning and building code requirements or (ii) to provide for then current equipment or best practices in Tenant’s industry, provided such variations described in this clause (ii) shall not adversely affect the value of the Leased Premises. In the event that Landlord does not respond to Tenant’s request for approval pursuant to the first sentence of this subparagraph (b) within twenty five (25) days from the date Tenant has delivered to Landlord the request for such approval, Tenant may provide Landlord with a second request for approval, which request shall state in bold capital letters on the face of the envelope that failure to respond thereto within five (5) Business Days shall be deemed to be approval, and if Landlord fails to respond to Tenant within such five (5) Business Days, Landlord shall be deemed to have approved the architect, general contractor, plans or specifications that are the subject of such request for approval.

(c)                  At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded or otherwise removed of record, or for which Tenant shall fail to provide affirmative title insurance coverage.

(d)                 Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts and the plans and specifications, (2) partial releases of Liens or conditional Lien waivers, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ Lien claims.

(e)                   Each request for disbursement shall be sent by Tenant to Landlord and to the Trustee, accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested and stating (i) the cost incurred in connection therewith, (ii) that no Event of Default exists and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded, and (iii) that Tenant has not previously received payment for such work or expense; the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work that is the subject of the request for disbursement has been substantially completed and complies with the applicable requirements of this Lease. The Trustee shall release funds from the Restoration Fund at Tenant’s written direction in accordance with this Paragraph 15; provided however, the Trustee shall not release such funds if Landlord objects to such release within ten (10) days’ of receiving Tenant’s notice as provided herein. Landlord’s failure to respond to Tenant’s request for a release of any such funds from the Restoration Fund within 10 days’ after written notice thereof shall be deemed to constitute Landlord’s consent to the requested release and Trustee shall be entitled to rely on Landlord’s failure to respond as deemed consent and approval to release such funds to Tenant.

18

(f)                 The Trustee shall retain a commercially reasonable retainage amount (but in no event less than 5% of the expected repair cost, other than general conditions, until the Restoration is 50% complete).

(g)                 The Restoration Fund shall be held by the Trustee and shall be invested as reasonably and prudently directed by Landlord, in light of the intended use and timing of release of such funds, and reasonably approved by Tenant and Lenders, if applicable. All interest shall become a part of the Restoration Fund.

(h)                  At all times the undisbursed balance of the Restoration Fund held by the Trustee, plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration (as reasonably estimated by Tenant, provided that Tenant shall provide to Landlord the basis for such estimate, in reasonable detail, promptly after Landlord’s request therefor), free and clear of all mechanics’ and similar Liens.

(i)                    In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated remaining cost of Restoration, as reasonably determined by a contractor or architect mutually selected by Landlord and Tenant, exceeds the amount of the remaining Net Proceeds or the Net Award, as applicable, and Tenant Insurance Payment available for such Restoration, either, at Tenant’s option and determination, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration with respect to a casualty shall be paid to Tenant; any portion of a Net Award remaining after completion of Restoration with respect to a Taking shall be paid to Landlord.

16.                Subordination to Financing.

(a)                 (i)                 Subject to the provisions of Paragraph 16(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the Lien of the Mortgage, if any, and Tenant agrees, upon demand, to execute instruments as may be required to further effectuate or confirm such subordination, provided such instruments are reasonably acceptable to Tenant.

19

(ii)

Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and as a condition to the subordination described in Paragraph 16(a)(i) above, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, a Mortgage, and in the event of a foreclosure or other enforcement of a Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force and no Event of Default has occurred and is then continuing hereunder, insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.

(b)                    Notwithstanding the provisions of Paragraph 16(a), the holder of the Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

(c)                   At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(d)                    Each of Tenant and Landlord agrees that, if requested by the other or by any Lender, each shall (and Landlord shall cause each Lender), without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”), in the form reasonably requested by a Lender and reasonably acceptable to Landlord and Tenant, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a).

17.                Assignment, Subleasing.

(a)                   With the exception of a tenant that would render the Leased Premises or a portion thereof a “tax-exempt use property” within the meaning of Section 168(h) of the Code, Tenant may assign its interest in this Lease and may sublet the Leased Premises in whole or in part, from time to time, to any Person that is not the subject of a bankruptcy, insolvency or similar proceeding at the time of such assignment or sublease, without the consent of Landlord. Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold interest under this Lease.

(b)             Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and  effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made, except as otherwise agreed by Landlord and the Lenders, in their sole discretion. Notwithstanding any assignment or subletting, Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

20

(c)                 Subject to the rights of any Tenant lender under any credit facility, upon the occurrence of an Event of Default and during the continuance under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, which rents and other sums shall be applied to Tenant’s outstanding obligations under this Lease (and any excess shall be paid to Tenant unless and until this Lease is terminated), and Tenant hereby assigns such rents and money to Landlord, which assignment may be exercised only upon and after (but not before) the occurrence and during the continuance of an Event of Default. At such time, if any, as the Event of Default is cured, Landlord’s right to collect such rents and other sums pursuant to the foregoing sentence shall terminate until such time, if any, as another Event of Default occurs and so long as it is continuing.

18.                Permitted Contests.

(a)                   So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any Lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or Lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any insurance policy. Landlord shall reasonably cooperate with Tenant in connection with any such contest at Tenant’s sole cost and expense.

(b)                   In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, Lien, or violation, referred to above in such manner that exposes Landlord to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord (which may include the requirement to post a bond or letter of credit therefor) or (iii) defeasance of its interest (including the subordination of the Lien of the Mortgage to a Lien to which such Mortgage is not otherwise subordinate prior to such contest) in the Leased Premises.

21

(c)                    Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. If requested by Landlord, Tenant shall deliver a bond, cash collateral or other surety in an amount sufficient to discharge any Lien of record related to such contest during the pendency thereof. Tenant shall pay and save each Indemnitee harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19.                Conditional Limitations; Default Provisions.

(a)                    If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter while such Event of Default is continuing, to do any one or more of the following without demand upon or notice to Tenant (except as provided below or required by applicable law):

  (i)

Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than ten (10) Business Days after the date of the notice). Provided that Tenant has not cured all Events of Default prior to the date specified in Landlord’s notice, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided in Paragraphs 19(b) and (c).

  (ii)

Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than ten (10) Business Days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal (other than for its gross negligence or willful misconduct). No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

22

  (iii)

After repossession of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

  (iv)

Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

(b)                   In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent and all Additional Rent required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent and Additional Rent which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession from time to time as such Basic Rent and Additional Rent become due, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii), after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, costs of Alteration and expenses of preparation for reletting), plus (iii) all Additional Payments paid or payable by Landlord. Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default. If Tenant has paid the amount of damages due pursuant to Paragraph 19(c), Landlord shall not be entitled to claim any further amounts pursuant to this Paragraph 19(b).

23

(c)                    At any time after such expiration or sooner termination of this Lease by Landlord pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(a)(iii) or 19(b), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, the Basic Rent reserved hereunder for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated, discounted to present worth at the annual rate of six percent (6%), minus the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii) received by Landlord prior to the date of payment of such damages, minus the rent reserved for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated in any lease entered into by Landlord for the Leased Premises or any portion thereof pursuant to Paragraph 19(a)(iii), discounted to present worth at the annual rate of six percent (6%), plus any Additional Payments paid or payable by Landlord. If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in this Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

20.                Additional Rights of Landlord and Tenant.

(a)                    Except as may be specifically provided herein, no right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord or Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(b)                   Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

(c)                    Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord’s Lien or similar Lien upon Trade Fixtures and any other property of Tenant. Landlord agrees at the request and expense of Tenant, to execute, and to cause its Lenders to execute, a waiver of any Landlord’s or similar Lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant. Landlord agrees to review (and cause its Lenders to review, if applicable) any requested form of waiver provided by Tenant within ten (10) Business Days of receipt thereof.

24

(d)                  (i)                Tenant agrees to pay to Landlord any and all reasonable costs and expenses incurred by Landlord in connection with any litigation or other action instituted by Landlord to enforce the obligations of Tenant under this Lease, to the extent that Landlord has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(d)(i) shall be due and payable by Tenant to Landlord as Additional Rent within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Landlord in such litigation or other action.

  (ii)

Landlord agrees to pay to Tenant any and all reasonable costs and expenses incurred by Tenant in connection with any litigation or other action instituted by Tenant to enforce the obligations of Landlord under this Lease, to the extent that Tenant has prevailed in any such litigation or other action. Any amount payable by Landlord to Tenant pursuant to this Paragraph 20(d)(ii) shall be due and payable within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Tenant in such litigation or other action.

(e)                    Notwithstanding anything in this Lease to the contrary, in no event shall Landlord or Tenant be liable to each other for any punitive damages or, except as set forth in Paragraph 23, consequential damages.

21.                Notices. All notices, demands, requests and approvals pursuant to this Lease shall be in writing and shall be deemed to have been given for all purposes on the earlier of actual receipt and (i) four (4) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, (ii) one (1) Business Day after having been sent for overnight delivery by a nationally recognized air courier service, (iii) on the day delivered, if personally delivered on a Business Day during business hours or (iv) for purposes of Paragraph 6(c) only, on the day sent by electronic mail, if sent during business hours on a Business Day (or if not sent during such time, on the next Business Day) so long as receipt thereof is confirmed electronically and the same written notice is also sent by nationally recognized air courier service or messenger.

To the Addresses stated below:

If to Landlord:

CW Nevada Landlord, LLC
c/o SunTrust Equity Funding, LLC
3333 Peachtree Road, NE, 10th Floor
Atlanta, Georgia 30326
Attention: Lachlan Carlyle
Email: lachlan.carlyle@suntrust.com

If to Tenant:

c/o The Chef’s Warehouse, Inc.
100 East Ridge Road,
Ridgefield, Connecticut 06877
Attention: Alexandros Aldous
Email: aaldous@chefswarehouse.com

25

With a copy to:

 Reed Smith LLP
599 Lexington Avenue
22nd Floor
New York, New York 10022

Attention: Joseph M. Marger, Esq.
Email: jmarger@reedsmith.com

If any Lender shall have advised Tenant by notice in the manner aforesaid that it is the holder of a Mortgage and states in said notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen (15) days’ notice to the other party in the manner provided above. Any notice, demand and request may be given on behalf of any party by its counsel.

22.                Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than ten (10) Business Days’ prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that no default by such Person exists hereunder and, to the knowledge of the signer of such certificate, no default by the other party hereto exists hereunder or, in either case, specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, and (v) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lenders or potential Lenders, by the recipient of such statements or their assignees and/or by any prospective purchaser, assignee or subtenant of the Leased Premises or of the membership interests in Landlord.

23.                Surrender and Holding Over

(a)                   Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord. Upon such surrender, the Leased Premises shall be in the condition required after giving effect to the maintenance standards set forth in Paragraph 11 of this Lease and to the other provisions of this Lease, it being understood that in no event shall Tenant be required to return the Leased Premises in “as new” condition; the condition of the Leased Premises may reflect the ordinary wear and tear that would be reasonably expected in connection with the use of the Leased Premises as a Facility for the period of time from the date of this Lease to the date of such surrender. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures which are owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the expiration of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises and disposed of as Landlord deems appropriate. The cost of removing and disposing of such property (but not storage charges) and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

26

(b)                   Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at (i) the Basic Rent then payable under this Lease for the first thirty (30) days of such holdover and (ii) thereafter, one hundred twenty-five percent (125%) of the Basic Rent reserved herein, and upon the same terms and conditions as contained in this Lease. In addition to the holdover rent payable pursuant to the preceding sentence, in the event that Landlord has entered into any agreement to lease or sell the Leased Premises and, as a result of a holdover beyond thirty (30) days, Landlord suffers any damages, including any consequential damages, related thereto as a result of any holding over by Tenant, then Tenant shall pay such damages to Landlord upon demand. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at the rate set forth in the previous sentence, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

24.                No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25.                Definition of Landlord

(a)                   Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises or condemnation, property insurance or sale proceeds related thereto, and shall not be enforced against the Landlord individually or personally, or against any member or other Affiliate of Landlord.

(b)                   The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed (but shall remain liable with respect to all such liability arising from events or circumstances existing prior to the date of such transfer), provided, and upon condition, that such transference of title has assumed in writing all such obligations and liabilities of Landlord under this Lease.

27

26.                Hazardous Substances

(a)                   Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat, generate, store or dispose of any Hazardous Materials; except in the ordinary course of business of Tenant and in accordance with all Applicable Laws. Tenant covenants that it will at all times comply with CERCLA and each other applicable Environmental Law.

(b)                   Tenant shall, at its expense, timely take any and all actions required by CERCLA and/or any other Environmental Laws, with respect to any Hazardous Materials, whether now or hereafter existing, on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the Term.

(c)                   The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from Landlord.

27.                Entry by Landord. Subject to Tenant’s reasonable security requirements and, if requested by Tenant, accompaniment by a representative of Tenant, Landlord and its authorized representatives shall have the right upon reasonable advance notice (which shall be not less than two (2) Business Days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at any necessary time in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers, lenders and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease, for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.

28.                No Usury. If and to the extent that any usury laws are applicable to any provision of this Lease, then it is the intention of the parties being to conform strictly to such applicable usury laws; accordingly, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

29.                Withholdings

(a)                 Notwithstanding anything herein to the contrary, Tenant agrees that each payment of Basic Rent and Additional Rent shall be free and clear of, and without deduction for any withholdings of any nature whatsoever, unless required by Applicable Law. If any deduction or withholding is required with respect to a payment of Basic Rent and/or Additional Rent by Tenant, Tenant shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after deduction or withholding, will be equal, on an after-tax basis, to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required.

28

(b)                 Notwithstanding anything herein to the contrary, the provisions of this Paragraph 29 shall survive the earlier termination of this Lease.

30.            Financial Statements. Tenant shall submit to Landlord and Lenders, either in print or in electronic form, the following financial statements, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) quarterly financial statements for CW Parent, within forty-five (45) days after the end of each fiscal quarter of CW Parent, and (ii) annual financial statements for CW Parent, audited by an independent certified public accountant, within one hundred twenty (120) days after the end of each fiscal year of CW Parent. For as long as CW Parent shall be a publicly listed company and is required to file quarterly and annual statements with the SEC, then Tenant shall submit to Landlord and Lenders (in satisfaction of the requirements set forth in the preceding sentence), when filed with the SEC, copies of CW Parent’s forms 10Q and 10K, provided that to the extent such forms are available through EDGAR or a similar internet site, no such submission shall be required.

31.            Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

32.                 Right of First Refusal.

(a)

If at any time during the Term of this Lease Landlord shall receive a bona fide offer from a third person for the purchase of Landlord’s right, title and interest in and to the Leased Premises, which offer Landlord shall desire to accept, Landlord shall promptly convey to Tenant the terms of such offer, Tenant shall have an irrevocable, ongoing right of first refusal and may, within fifteen (15) Business Days thereafter, TIME BEING OF THE ESSENCE, elect to purchase Landlord’s right, title and interest in and to the Leased Premises from Landlord on the same terms as those set forth in such offer; provided, however, that (i) if the terms of such offer relate to Landlord’s right, title and interest in and to the Leased Premises and other property of Landlord, Tenant’s right to purchase shall be limited to Landlord’s right, title and interest in and to the Leased Premises only and, accordingly, the purchase price shall be prorated equitably to reflect that it only relates to Landlord’s right, title and interest in and to the Leased Premises, (ii) Tenant shall close its purchase within sixty (60) days of the date of its notice to Landlord electing to purchase Landlord’s right, title and interest in and to the Leased Premises, (iii) the Purchase Procedure shall apply to the conveyance of Landlord’s right, title and interest in and to the Leased Premises to Tenant herein and (iv) Tenant shall have no right of first refusal pursuant to this Paragraph 32 during any period that any Material Event of Default has occurred and is continuing. If Tenant shall not accept such offer within the time herein specified therefor, said right of first refusal shall cease to exist with respect to the offer in question and any other subsequent third party offer which offer price is at least ninety-eight percent (98%) of the offer previously submitted to Tenant and which new offer is submitted within twelve (12) months and closed within eighteen (18) months after Tenant’s rejection of the previously submitted offer, but this Lease shall continue otherwise on all the other terms, covenants and conditions in this Lease set forth. The right of first refusal as set forth in this Paragraph 32 shall be reinstated with respect to any subsequent offer that is not described in the foregoing sentence.

29

 (b)

Notwithstanding anything to the contrary herein, the provisions of this Paragraph 32 shall not apply to (i) any sale or conveyance of the Leased Premises in foreclosure sale (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust, or (ii) or any transfer, sale or other disposition of the Leased Premises to SunTrust Banks, Inc. or any Affiliate thereof. Notwithstanding anything to the contrary contained this Lease, so long as this Lease is in effect, Landlord shall not sell, assign, or otherwise transfer or convey its interest in this Lease to a Competitor of Tenant.

33.                Miscellaneous.

 (a)                 The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

 (b)                 As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; and (iii) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.

 (c)                 Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant’s sole cost and expense.

 (d)                 This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. This Lease embodies the entire agreement and understanding between Tenant and Landlord with respect to the transactions contemplated hereby and supersede all other agreements and understandings between Tenant and Landlord with respect to the subject matter thereof. This Lease represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Tenant and Landlord or any coursed of prior dealings. There are no unwritten oral agreements between the parties.

 (e)                 The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

30

 (f)                  This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

 (g)                 This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.

 (h)                 TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAWS, LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND ANY COUNTERCLAIM THEREUNDER.

 (i)                   There are multiple tenants under this Lease and the term “Tenant” shall refer to all such parties, jointly and severally, notwithstanding the fact that such term is singular. Any notice to Tenant hereunder shall be effective if delivered only to The Chef’s Warehouse, Inc. as provided in the Notices provisions hereof, and any consent, amendment or waiver executed by The Chef’s Warehouse, Inc. shall be effective to bind each of the other tenants.

(j)                  Tenant hereby represents and warrants that neither Tenant nor any of its Affiliates is in violation of (i) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (ii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or (iii) the anti-money laundering provisions of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “USA Patriot Act”) amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq and any other laws relating to terrorism or money laundering.

31

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

CW NEVADA LANDLORD, LLC, a Delaware limited liability company

By:	STEF NLIP, LLC, its sole member

By:	SunTrust Equity Funding, LLC, its sole member

By:	/s/ Allison McLeod
Name:	Allison McLeod
Title:	Manager

S-1

TENANT

CW LV REAL ESTATE LLC

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

THE CHEFS’ WAREHOUSE WEST COAST, LLC

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

CHEFS’ WAREHOUSE PARENT, LLC

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

S-2

EXHIBIT A

Legal Description

Lot 1 as shown by map thereof in File 120 of Parcel Maps, Page 1 in the Office of the County Recorder, Clark County, Nevada.

A-1

EXHIBIT B

BASIC RENT

Basic Rent is due commencing on the Closing Date on each Basic Rent Payment Date during the Term in an amount equal to the amount for such Basic Rent Payment Date set forth on Schedule I attached hereto.

During each Renewal Term, the Basic Rent payable on each Basic Rent Payment Date during Renewal Term shall be amount set forth for such Renewal Term on Schedule I attached hereto.

B-1

SCHEDULE I

Basic Rent

Rent Payment #	Payment Date	Payment
1	06/30/15	$2,652.26
2	07/01/15	$79,567.78
3	08/01/15	$79,567.78
4	09/01/15	$79,567.78
5	10/01/15	$79,567.78
6	11/01/15	$79,567.78
7	12/01/15	$79,567.78
8	01/01/16	$79,567.78
9	02/01/16	$79,567.78
10	03/01/16	$79,567.78
11	04/01/16	$79,567.78
12	05/01/16	$79,567.78
13	06/01/16	$79,567.78
14	07/01/16	$81,119.35
15	08/01/16	$81,119.35
16	09/01/16	$81,119.35
17	10/01/16	$81,119.35
18	11/01/16	$81,119.35
19	12/01/16	$81,119.35
20	01/01/17	$81,119.35
21	02/01/17	$81,119.35
22	03/01/17	$81,119.35
23	04/01/17	$81,119.35
24	05/01/17	$81,119.35
25	06/01/17	$81,119.35
26	07/01/17	$82,701.18
27	08/01/17	$82,701.18
28	09/01/17	$82,701.18
29	10/01/17	$82,701.18
30	11/01/17	$82,701.18
31	12/01/17	$82,701.18
32	01/01/18	$82,701.18
33	02/01/18	$82,701.18
34	03/01/18	$82,701.18
35	04/01/18	$82,701.18

Sch A-1

36	05/01/18	$82,701.18
37	06/01/18	$82,701.18
38	07/01/18	$84,313.85
39	08/01/18	$84,313.85
40	09/01/18	$84,313.85
41	10/01/18	$84,313.85
42	11/01/18	$84,313.85
43	12/01/18	$84,313.85
44	01/01/19	$84,313.85
45	02/01/19	$84,313.85
46	03/01/19	$84,313.85
47	04/01/19	$84,313.85
48	05/01/19	$84,313.85
49	06/01/19	$84,313.85
50	07/01/19	$85,957.97
51	08/01/19	$85,957.97
52	09/01/19	$85,957.97
53	10/01/19	$85,957.97
54	11/01/19	$85,957.97
55	12/01/19	$85,957.97
56	01/01/20	$85,957.97
57	02/01/20	$85,957.97
58	03/01/20	$85,957.97
59	04/01/20	$85,957.97
60	05/01/20	$85,957.97
61	06/01/20	$85,957.97
62	07/01/20	$87,634.15
63	08/01/20	$87,634.15
64	09/01/20	$87,634.15
65	10/01/20	$87,634.15
66	11/01/20	$87,634.15
67	12/01/20	$87,634.15
68	01/01/21	$87,634.15
69	02/01/21	$87,634.15
70	03/01/21	$87,634.15
71	04/01/21	$87,634.15
72	05/01/21	$87,634.15
73	06/01/21	$87,634.15
74	07/01/21	$89,343.02
75	08/01/21	$89,343.02
76	09/01/21	$89,343.02
77	10/01/21	$89,343.02
78	11/01/21	$89,343.02

Sch A-2

79	12/01/21	$89,343.02
80	01/01/22	$89,343.02
81	02/01/22	$89,343.02
82	03/01/22	$89,343.02
83	04/01/22	$89,343.02
84	05/01/22	$89,343.02
85	06/01/22	$89,343.02
86	07/01/22	$91,085.21
87	08/01/22	$91,085.21
88	09/01/22	$91,085.21
89	10/01/22	$91,085.21
90	11/01/22	$91,085.21
91	12/01/22	$91,085.21
92	01/01/23	$91,085.21
93	02/01/23	$91,085.21
94	03/01/23	$91,085.21
95	04/01/23	$91,085.21
96	05/01/23	$91,085.21
97	06/01/23	$91,085.21
98	07/01/23	$92,861.37
99	08/01/23	$92,861.37
100	09/01/23	$92,861.37
101	10/01/23	$92,861.37
102	11/01/23	$92,861.37
103	12/01/23	$92,861.37
104	01/01/24	$92,861.37
105	02/01/24	$92,861.37
106	03/01/24	$92,861.37
107	04/01/24	$92,861.37
108	05/01/24	$92,861.37
109	06/01/24	$92,861.37
110	07/01/24	$94,672.17
111	08/01/24	$94,672.17
112	09/01/24	$94,672.17
113	10/01/24	$94,672.17
114	11/01/24	$94,672.17
115	12/01/24	$94,672.17
116	01/01/25	$94,672.17
117	02/01/25	$94,672.17
118	03/01/25	$94,672.17
119	04/01/25	$94,672.17
120	05/01/25	$94,672.17
121	06/01/25	$94,672.17

Sch A-3

122	07/01/25	$96,518.27
123	08/01/25	$96,518.27
124	09/01/25	$96,518.27
125	10/01/25	$96,518.27
126	11/01/25	$96,518.27
127	12/01/25	$96,518.27
128	01/01/26	$96,518.27
129	02/01/26	$96,518.27
130	03/01/26	$96,518.27
131	04/01/26	$96,518.27
132	05/01/26	$96,518.27
133	06/01/26	$96,518.27
134	07/01/26	$98,400.38
135	08/01/26	$98,400.38
136	09/01/26	$98,400.38
137	10/01/26	$98,400.38
138	11/01/26	$98,400.38
139	12/01/26	$98,400.38
140	01/01/27	$98,400.38
141	02/01/27	$98,400.38
142	03/01/27	$98,400.38
143	04/01/27	$98,400.38
144	05/01/27	$98,400.38
145	06/01/27	$98,400.38
146	07/01/27	$100,319.19
147	08/01/27	$100,319.19
148	09/01/27	$100,319.19
149	10/01/27	$100,319.19
150	11/01/27	$100,319.19
151	12/01/27	$100,319.19
152	01/01/28	$100,319.19
153	02/01/28	$100,319.19
154	03/01/28	$100,319.19
155	04/01/28	$100,319.19
156	05/01/28	$100,319.19
157	06/01/28	$100,319.19
158	07/01/28	$102,275.41
159	08/01/28	$102,275.41
160	09/01/28	$102,275.41
161	10/01/28	$102,275.41
162	11/01/28	$102,275.41
163	12/01/28	$102,275.41
164	01/01/29	$102,275.41

Sch A-4

165	02/01/29	$102,275.41
166	03/01/29	$102,275.41
167	04/01/29	$102,275.41
168	05/01/29	$102,275.41
169	06/01/29	$102,275.41
170	07/01/29	$104,269.78
171	08/01/29	$104,269.78
172	09/01/29	$104,269.78
173	10/01/29	$104,269.78
174	11/01/29	$104,269.78
175	12/01/29	$104,269.78
176	01/01/30	$104,269.78
177	02/01/30	$104,269.78
178	03/01/30	$104,269.78
179	04/01/30	$104,269.78
180	05/01/30	$104,269.78
181	06/01/30	$104,269.78
182	07/01/30	$106,303.04
183	08/01/30	$106,303.04
184	09/01/30	$106,303.04
185	10/01/30	$106,303.04
186	11/01/30	$106,303.04
187	12/01/30	$106,303.04
188	01/01/31	$106,303.04
189	02/01/31	$106,303.04
190	03/01/31	$106,303.04
191	04/01/31	$106,303.04
192	05/01/31	$106,303.04
193	06/01/31	$106,303.04
194	07/01/31	$108,375.95
195	08/01/31	$108,375.95
196	09/01/31	$108,375.95
197	10/01/31	$108,375.95
198	11/01/31	$108,375.95
199	12/01/31	$108,375.95
200	01/01/32	$108,375.95
201	02/01/32	$108,375.95
202	03/01/32	$108,375.95
203	04/01/32	$108,375.95
204	05/01/32	$108,375.95
205	06/01/32	$108,375.95
206	07/01/32	$110,489.28
207	08/01/32	$110,489.28

Sch A-5

208	09/01/32	$110,489.28
209	10/01/32	$110,489.28
210	11/01/32	$110,489.28
211	12/01/32	$110,489.28
212	01/01/33	$110,489.28
213	02/01/33	$110,489.28
214	03/01/33	$110,489.28
215	04/01/33	$110,489.28
216	05/01/33	$110,489.28
217	06/01/33	$110,489.28
218	07/01/33	$112,643.82
219	08/01/33	$112,643.82
220	09/01/33	$112,643.82
221	10/01/33	$112,643.82
222	11/01/33	$112,643.82
223	12/01/33	$112,643.82
224	01/01/34	$112,643.82
225	02/01/34	$112,643.82
226	03/01/34	$112,643.82
227	04/01/34	$112,643.82
228	05/01/34	$112,643.82
229	06/01/34	$112,643.82
230	07/01/34	$114,840.38
231	08/01/34	$114,840.38
232	09/01/34	$114,840.38
233	10/01/34	$114,840.38
234	11/01/34	$114,840.38
235	12/01/34	$114,840.38
236	01/01/35	$114,840.38
237	02/01/35	$114,840.38
238	03/01/35	$114,840.38
239	04/01/35	$114,840.38
240	05/01/35	$114,840.38
241	06/01/35	$114,840.38

Sch A-6

Renewal Periods Rent Payment #	Payment Date	Payment
1	07/01/35	$117,079.77
2	08/01/35	$117,079.77
3	09/01/35	$117,079.77
4	10/01/35	$117,079.77
5	11/01/35	$117,079.77
6	12/01/35	$117,079.77
7	01/01/36	$117,079.77
8	02/01/36	$117,079.77
9	03/01/36	$117,079.77
10	04/01/36	$117,079.77
11	05/01/36	$117,079.77
12	06/01/36	$117,079.77
13	07/01/36	$119,362.82
14	08/01/36	$119,362.82
15	09/01/36	$119,362.82
16	10/01/36	$119,362.82
17	11/01/36	$119,362.82
18	12/01/36	$119,362.82
19	01/01/37	$119,362.82
20	02/01/37	$119,362.82
21	03/01/37	$119,362.82
22	04/01/37	$119,362.82
23	05/01/37	$119,362.82
24	06/01/37	$119,362.82
25	07/01/37	$121,690.40
26	08/01/37	$121,690.40
27	09/01/37	$121,690.40
28	10/01/37	$121,690.40
29	11/01/37	$121,690.40
30	12/01/37	$121,690.40
31	01/01/38	$121,690.40
32	02/01/38	$121,690.40
33	03/01/38	$121,690.40
34	04/01/38	$121,690.40
35	05/01/38	$121,690.40
36	06/01/38	$121,690.40
37	07/01/38	$124,063.36
38	08/01/38	$124,063.36
39	09/01/38	$124,063.36
40	10/01/38	$124,063.36
41	11/01/38	$124,063.36
42	12/01/38	$124,063.36
43	01/01/39	$124,063.36
44	02/01/39	$124,063.36

Sch A-7

45	03/01/39	$124,063.36
46	04/01/39	$124,063.36
47	05/01/39	$124,063.36
48	06/01/39	$124,063.36
49	07/01/39	$126,482.59
50	08/01/39	$126,482.59
51	09/01/39	$126,482.59
52	10/01/39	$126,482.59
53	11/01/39	$126,482.59
54	12/01/39	$126,482.59
55	01/01/40	$126,482.59
56	02/01/40	$126,482.59
57	03/01/40	$126,482.59
58	04/01/40	$126,482.59
59	05/01/40	$126,482.59
60	06/01/40	$126,482.59
61	07/01/40	$128,949.00
62	08/01/40	$128,949.00
63	09/01/40	$128,949.00
64	10/01/40	$128,949.00
65	11/01/40	$128,949.00
66	12/01/40	$128,949.00
67	01/01/41	$128,949.00
68	02/01/41	$128,949.00
69	03/01/41	$128,949.00
70	04/01/41	$128,949.00
71	05/01/41	$128,949.00
72	06/01/41	$128,949.00
73	07/01/41	$131,463.51
74	08/01/41	$131,463.51
75	09/01/41	$131,463.51
76	10/01/41	$131,463.51
77	11/01/41	$131,463.51
78	12/01/41	$131,463.51
79	01/01/42	$131,463.51
80	02/01/42	$131,463.51
81	03/01/42	$131,463.51
82	04/01/42	$131,463.51
83	05/01/42	$131,463.51
84	06/01/42	$131,463.51
85	07/01/42	$134,027.05
86	08/01/42	$134,027.05
87	09/01/42	$134,027.05

Sch A-8

88	10/01/42	$134,027.05
89	11/01/42	$134,027.05
90	12/01/42	$134,027.05
91	01/01/43	$134,027.05
92	02/01/43	$134,027.05
93	03/01/43	$134,027.05
94	04/01/43	$134,027.05
95	05/01/43	$134,027.05
96	06/01/43	$134,027.05
97	07/01/43	$136,640.58
98	08/01/43	$136,640.58
99	09/01/43	$136,640.58
100	10/01/43	$136,640.58
101	11/01/43	$136,640.58
102	12/01/43	$136,640.58
103	01/01/44	$136,640.58
104	02/01/44	$136,640.58
105	03/01/44	$136,640.58
106	04/01/44	$136,640.58
107	05/01/44	$136,640.58
108	06/01/44	$136,640.58
109	07/01/44	$139,305.07
110	08/01/44	$139,305.07
111	09/01/44	$139,305.07
112	10/01/44	$139,305.07
113	11/01/44	$139,305.07
114	12/01/44	$139,305.07
115	01/01/45	$139,305.07
116	02/01/45	$139,305.07
117	03/01/45	$139,305.07
118	04/01/45	$139,305.07
119	05/01/45	$139,305.07
120	06/01/45	$139,305.07
121	07/01/45	$142,021.52
122	08/01/45	$142,021.52
123	09/01/45	$142,021.52
124	10/01/45	$142,021.52
125	11/01/45	$142,021.52
126	12/01/45	$142,021.52
127	01/01/46	$142,021.52
128	02/01/46	$142,021.52
129	03/01/46	$142,021.52
130	04/01/46	$142,021.52

Sch A-9

131	05/01/46	$142,021.52
132	06/01/46	$142,021.52
133	07/01/46	$144,790.94
134	08/01/46	$144,790.94
135	09/01/46	$144,790.94
136	10/01/46	$144,790.94
137	11/01/46	$144,790.94
138	12/01/46	$144,790.94
139	01/01/47	$144,790.94
140	02/01/47	$144,790.94
141	03/01/47	$144,790.94
142	04/01/47	$144,790.94
143	05/01/47	$144,790.94
144	06/01/47	$144,790.94
145	07/01/47	$147,614.36
146	08/01/47	$147,614.36
147	09/01/47	$147,614.36
148	10/01/47	$147,614.36
149	11/01/47	$147,614.36
150	12/01/47	$147,614.36
151	01/01/48	$147,614.36
152	02/01/48	$147,614.36
153	03/01/48	$147,614.36
154	04/01/48	$147,614.36
155	05/01/48	$147,614.36
156	06/01/48	$147,614.36
157	07/01/48	$150,492.84
158	08/01/48	$150,492.84
159	09/01/48	$150,492.84
160	10/01/48	$150,492.84
161	11/01/48	$150,492.84
162	12/01/48	$150,492.84
163	01/01/49	$150,492.84
164	02/01/49	$150,492.84
165	03/01/49	$150,492.84
166	04/01/49	$150,492.84
167	05/01/49	$150,492.84
168	06/01/49	$150,492.84
169	07/01/49	$153,427.45
170	08/01/49	$153,427.45
171	09/01/49	$153,427.45
172	10/01/49	$153,427.45
173	11/01/49	$153,427.45

Sch A-10

174	12/01/49	$153,427.45
175	01/01/50	$153,427.45
176	02/01/50	$153,427.45
177	03/01/50	$153,427.45
178	04/01/50	$153,427.45
179	05/01/50	$153,427.45
180	06/01/50	$153,427.45
181	07/01/50	$156,419.28
182	08/01/50	$156,419.28
183	09/01/50	$156,419.28
184	10/01/50	$156,419.28
185	11/01/50	$156,419.28
186	12/01/50	$156,419.28
187	01/01/51	$156,419.28
188	02/01/51	$156,419.28
189	03/01/51	$156,419.28
190	04/01/51	$156,419.28
191	05/01/51	$156,419.28
192	06/01/51	$156,419.28
193	07/01/51	$159,469.46
194	08/01/51	$159,469.46
195	09/01/51	$159,469.46
196	10/01/51	$159,469.46
197	11/01/51	$159,469.46
198	12/01/51	$159,469.46
199	01/01/52	$159,469.46
200	02/01/52	$159,469.46
201	03/01/52	$159,469.46
202	04/01/52	$159,469.46
203	05/01/52	$159,469.46
204	06/01/52	$159,469.46
205	07/01/52	$162,579.12
206	08/01/52	$162,579.12
207	09/01/52	$162,579.12
208	10/01/52	$162,579.12
209	11/01/52	$162,579.12
210	12/01/52	$162,579.12
211	01/01/53	$162,579.12
212	02/01/53	$162,579.12
213	03/01/53	$162,579.12
214	04/01/53	$162,579.12
215	05/01/53	$162,579.12
216	06/01/53	$162,579.12

Sch A-11

217	07/01/53	$165,749.41
218	08/01/53	$165,749.41
219	09/01/53	$165,749.41
220	10/01/53	$165,749.41
221	11/01/53	$165,749.41
222	12/01/53	$165,749.41
223	01/01/54	$165,749.41
224	02/01/54	$165,749.41
225	03/01/54	$165,749.41
226	04/01/54	$165,749.41
227	05/01/54	$165,749.41
228	06/01/54	$165,749.41
229	07/01/54	$168,981.52
230	08/01/54	$168,981.52
231	09/01/54	$168,981.52
232	10/01/54	$168,981.52
233	11/01/54	$168,981.52
234	12/01/54	$168,981.52
235	01/01/55	$168,981.52
236	02/01/55	$168,981.52
237	03/01/55	$168,981.52
238	04/01/55	$168,981.52
239	05/01/55	$168,981.52
240	06/01/55	$168,981.52

Sch A-12

SCHEDULE A

Purchase Procedure

In the event Tenant purchases the Leased Premises pursuant to Paragraph 32, title shall close on the Sale Closing Date, at noon at the Chicago office of First American Title Insurance Company, or at such other time and place or manner (including via escrow) as the parties hereto may agree upon in writing, and this Lease shall be automatically extended to and including the Sale Closing Date and Tenant shall pay the Purchase Price by transferring immediate funds to such account or accounts and in such bank or banks as the Trustee or, if no Loan is then outstanding, Landlord, shall designate, upon delivery of a special warranty deed (or local equivalent) conveying the Leased Premises and all other required documents, including a certificate of non-foreign status, a title insurance policy with respect to the Leased Premises in Tenant’s name as owner in the amount of the Purchase Price showing no Liens or encumbrances except those permitted by the following sentence (the cost of which policy shall be paid by Tenant) and any sales disclosure or similar form required by law. The special warranty deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) Liens created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, or that otherwise are the responsibility of Tenant hereunder, (C) any installments of Impositions then affecting the Leased Premises and (D) if such sale is to be subject to a Mortgage (at Tenant’s option), the Mortgage (in which case, Tenant shall assume the Mortgage and the related Loan on a full recourse basis). The Purchase Price payable as hereinabove provided shall be charged or credited, as the case may be, on the Sale Closing Date, to reflect adjustments of Basic Rent paid or payable to the Sale Closing Date, apportioned as of the day prior to the Sale Closing Date. Tenant shall pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord the entire Purchase Price if as a matter of the law of the State or locality such tax cannot be paid directly by Tenant). Upon payment by Tenant of the Purchase Price, this Lease shall terminate on the Sale Closing Date.

Sch A-1

APPENDIX A

“Additional Payments” shall mean all amounts (i) that are out-of-pocket costs incurred or payable by Landlord in connection with the transfer of the Leased Premises to Tenant, and (ii) that are out-of-pocket costs, expenses, charges or penalties, if any, incurred by Landlord as a result of the prepayment or defeasance of a Note(s) as the result of the occurrence of an Event of Default. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be responsible for the payment of any Additional Payments that are payable by Landlord to a Lender as a result of a default by Landlord pursuant to the Note or Mortgage, which default is not the result of a default by Tenant hereunder.

“Additional Rent” shall mean all amounts, costs, expenses, liabilities, indemnities and obligations (including Tenant’s obligation to pay any Default Rate interest hereunder) which Tenant is required to pay pursuant to the terms of this Lease, other than Basic Rent.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the immediate family of such Person, and trusts for the benefit of such individual. For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, or (ii) direct or indirect ownership of more than fifty percent (50%) of the interest of such Person whether through the ownership of voting securities, equity, or by contract or otherwise.

“Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), Expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary, it being understood that Alterations shall not include repairs or ordinary maintenance or replacement.

“Applicable Laws” shall mean all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Leased Premises). Applicable Laws shall include Environmental Laws.

“Basic Rent” shall mean the amounts set forth on Exhibit B annexed to this Lease.

“Basic Rent Payment Dates” shall mean the Closing Date and the first Business Day of each month thereafter during the Term.

“Business Day” means any day other than a Saturday or a Sunday or other day on which commercial banks in the State of Georgia, Nevada or New York are required or are authorized to be closed.

“Capital Repair” means the replacement of Equipment (or series of related Equipment) with Replacement Equipment that is reasonably estimated to cost, in aggregate, in excess of $750,000 or the replacement of any structural element or related elements of the Leased Premises, such as the roof, that is reasonably estimated to cost in excess of $750,000.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.

“Claims” shall mean Liens (including, without limitation, Lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation and enforcement) of any kind and nature whatsoever.

“Closing Date” shall mean June 30, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Competitor” shall mean (a) any Person who operates (or has operated during the immediately preceding two (2) calendar years), one or more cold storage facilities with a use or uses similar to the Leased Premises, (b) any Person, or their Affiliate or Subsidiary, that is a specialty food purveyor, chocolatier, meat, fish or poultry company or any so-called broad line food purveyor or distributer (any of the foregoing, a “Food Distributor”), (c) any Person who is a customer (or has been a customer during the immediately preceding two (2) calendar years) of the business operated by Tenant at the Leased Premises or (d) any Person that is an Affiliate or Subsidiary of any Person under clause (a) or (b); provided that, notwithstanding the foregoing, a “Competitor” shall not include an institutional holder (such as a REIT, private equity or hedge fund, or other investment vehicle) that owns (but does not operate), directly or indirectly, cold storage facilities or equity interests in any Person who operates cold storage facilities or who is a Food Distributor as a portion of a real estate holding, net lease business or investment portfolio and such ownership is not a part of a plan to operate facilities and compete in the cold storage or food supply or distribution business. Notwithstanding the foregoing, the companies listed on Exhibit B attached hereto shall each be deemed a “Competitor”.

“Condemnation” shall mean a Taking and/or a Requisition.

“Default Rate” shall mean the greater of (i) 9.00% per annum and (ii) the then current Prime Rate plus 3% per annum.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises or the operations thereon or use thereof and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of the Leased Premises or any portion thereof, as any of the foregoing may have been amended, supplemented or supplanted from time to time.

A-2

“Equipment” shall mean, collectively, the Racking and machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under Applicable Law, together with all additions and accessions thereto, substitutions therefor and replacements thereof, but excepting therefrom any and all Trade Fixtures.

“Event of Default” shall mean the occurrence of any one or more of the following events under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent when due and payable and the continuance of such failure for three (3) Business Days after written notice thereof to Tenant thereof (which three (3) Business Day grace period may be commenced upon the giving of notice to Tenant by confirmed email, so long as such email notice is also provided by overnight delivery or by messenger or other hand delivery), provided that such written notice shall only be required for the first two instances of late payment of Basic Rent in any calendar year; thereafter the failure to pay Basic Rent when due and payable and the continuance thereof for three (3) Business Days shall constitute an Event of Default, or (y) any payment of any other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) Business Days after written notice thereof to Tenant; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and, in any such case, such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord, the Trustee or a Lender to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed 360 days), provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) voluntarily file a general assignment for the benefit of creditors or (E) be the subject of an involuntary case or proceeding against Tenant of the nature referred to in the foregoing subclauses of this clause (iii) which remains undismissed for more than ninety (90) days; (iv) a court shall enter an order, judgment or decree appointing a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any State or otherwise entering an order for relief in any such proceeding, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; (v) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment.

A-3

“Expansion” shall mean any addition to the Leased Premises, whether such addition is attached to the existing Leased Premises or done as one or more additional buildings or structures, which increases the square footage of the Leased Premises by more than an immaterial amount and is reasonably expected to cost in excess of the Threshold Amount to complete.

“Expiration Date” shall mean the last day of the month in which the twentieth (20th) anniversary of the Closing Date occurs.

“Facility” shall mean a storage, handling, packaging, repackaging, processing and distribution facility for quality fresh and prepared foods of all kinds, beverages and cooking products, including frozen and cold storage of varying temperatures for, without limitation, such items as meats, fish, dairy products, produce, fruits, condiments, spices, oils, sauces, chocolates, desserts, pastries and delicacies and for the equipment or products related to the preparation of any of the foregoing; with ancillary office space and uses incidental thereto.

“GAAP” shall mean generally accepted accounting principles, uniformly applied, as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Guaranties” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.

“Hazardous Materials” shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under CERCLA; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes or any similar federal or state statutes relating to the environment, human health or natural resources; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

A-4

“Imposition” or “Impositions” shall mean, collectively, all Taxes of every kind and nature on or with respect to the Leased Premises, or the use, lease, ownership or operation thereof; all charges, fees, expenses and/or taxes for or under any Permitted Encumbrance or Record Agreement or other agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises, if any; all common area maintenance fees, if any, applicable to the Leased Premises, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a governmental or quasi-governmental authority (or private entity in lieu thereof) that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto, provided that the term “Impositions” shall exclude any federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord to any Person other than (1) Tenant or a person designated by Tenant or (2) as a result of an Event of Default, (B) franchise, capital stock, gross income taxes that are in the nature of franchise or capital stock taxes or similar taxes, if any, of Landlord, except to the extent such franchise, capital stock or similar taxes would not have been payable by Landlord but for the ownership by Landlord of the Leased Premises, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, (D) estate, inheritance, succession, gift, capital levy or similar taxes of Landlord, or (E) Tax that would not have been imposed but for the failure of an Indemnitee to comply with certification, information, documentation or other reporting requirements applicable to such Indemnitee and for which Tenant is not responsible under this Lease, if compliance with such requirements is required by statute or regulation of the relevant taxing authority as a precondition to relief or exemption from such Tax.

“Improvements” shall mean, collectively, the buildings, structures and other improvements on the Land.

“Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Initial Term” shall mean the period of time commencing on the Closing Date and terminating on the Expiration Date.

“Insurance Expiration Date” shall mean, with respect to an insurance policy, the date that such insurance policy will expire.

“Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy.

A-5

“Land” shall mean the lot(s) or parcel(s) of land described in Exhibit A attached to this Lease and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.

“Landlord” shall mean CW Nevada Landlord, LLC, a Delaware limited liability company.

“Leased Premises” shall mean, collectively, the Land, the Improvements and the Equipment, together with any and all other property and interest in property conveyed to Landlord pursuant to the deeds, bills of sale or other documents executed in connection with the purchase of the Land, the Improvements and the Equipment by Landlord.

“Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as specifically required by the provisions of this Lease.

“Lender” or “Lenders” shall mean, collectively, the Trustee and each financial institution or other Person that makes a Loan to Landlord, secured, directly or indirectly, by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and a Note, or an interest therein, as a result of an assignment thereof or otherwise.

“Lien” or “Liens” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

“Material Event of Default” means (i) an Event of Default described in clause (i), (iii), (iv), (v) and (vi) of the definition thereof or (ii) an Event of Default described in clause (ii) of the definition thereof if the effect thereof has resulted, or is reasonably likely to result, in a material adverse effect on the value or utility of the Leased Premises or on Landlord’s title in the Leased Premises or in the Basic Rent or Additional Rent, or in any material liability on the part of Landlord, or in the unavailability of any insurance coverage required under this Lease.

“Monthly Allocated Capital Repair Cost” with respect to any Capital Repair means an amount equal to (i) the cost of such Capital Repair divided by (ii) the useful life of such Capital Repair, as determined by a qualified engineer, construction professional or appraiser as described above and reasonably acceptable to Landlord, expressed in months; provided same is consistent with useful life schedules under GAAP and the Code if such related Equipment has a specified useful life under GAAP and the Code, it being understood that if the Capital Repair is for a structural element of the Building, such as the roof, the useful life shall be determined by such engineer, construction professional or appraisal.

A-6

“Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to secure the repayment of a Loan.

“Net Award” shall mean the entire award payable to Landlord or the Trustee by reason of a Condemnation, less any reasonable expenses incurred by Landlord or the Trustee in collecting such award.

“Net Proceeds” shall mean the entire proceeds of any insurance required under clause (i), (iv), or (vi) of Paragraph 14(a) of this Lease, less any actual and reasonable expenses incurred by Tenant, Landlord or Trustee in collecting such proceeds.

“Note” or “Notes” shall mean a promissory note or notes executed from Landlord to a Lender, which note or notes is secured by a Mortgage.

“Obsolete Equipment” means (1) Equipment (i) that is no longer necessary for the operation of Tenant’s business at the Leased Premises or for the compliance of the Leased Premises with all Legal Requirements and Insurance Requirements (and does not need to be replaced with updated equipment to bring the Leased Premises in compliance with all Legal Requirements and Insurance Requirements) and (ii) the removal of which from the Leased Premises does not materially adversely affect the value or utility of the Leased Premises as a Facility or (2) Racking that is no longer necessary for the operation of Tenant’s business at the Leased Premises.

“Permitted Encumbrances” shall mean those covenants, restrictions, reservations, Liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord’s acquisition thereof.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Prime Rate” shall mean the prime rate of interest published in The Wall Street Journal or its successor, from time to time.

“Racking” shall mean the pallet racking (including any related decking and/or shelving) installed in the Leased Premises as of the date of this Lease and any replacements thereof.

“Record Agreement” shall mean an easement agreement, restrictive covenant, declaration, right-of-way or any other agreement or document of record now or hereafter affecting the Leased Premises.

A-7

“Release” shall mean the release or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, escaping, emptying, placement and the like.

“Renewal Option Notice” shall mean a written notice from Tenant to Landlord of its election to extend the Term (or any then Renewal Term) of this Lease pursuant to Paragraph 5 of this Lease.

“Renewal Term” shall mean an additional Lease term of five (5) years.

“Replaced Equipment” shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

“Replacement Equipment” shall mean operational equipment or other parts used by Tenant to replace any of the Equipment.

“Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Restoration” shall mean, following a casualty or Condemnation, the restoration of the Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15.

“Restoration Award” shall mean that portion of the Net Award equal to the cost of Restoration.

“Restoration Fund” shall mean, collectively, the Net Proceeds, Restoration Award and Tenant’s Insurance Payment.

“Sale Closing Date” shall mean the date on which Tenant purchases the Leased Premises pursuant to its right of first refusal as set forth in Paragraph 32.

“SEC” means the Securities and Exchange Commission.

“Specialty Equipment” shall mean any additional machinery, apparatus or equipment (or any component parts thereof), whether or not capital, installed by Tenant after the date hereof to service the needs of one or more particular customers or subtenants of Tenant or types of customers or subtenants that is (i) not intended to be permanently affixed to the Leased Premises and (ii) is not a replacement of, or accession to, any then-existing Equipment or any Racking.

“State” shall mean the State or Commonwealth in which the Leased Premises is situated.

“Structural Alteration” shall mean an Alteration that (i) will result in a change in the footprint of the Improvements, (ii) involves the addition of one or more floors to the Improvements, (iii) affects the structural elements or any exterior walls of the Improvements, or (iv) decreases the rentable square footage of the Leased Premises other than to a de minimis extent.

A-8

“Subsidiary” means a direct or indirect wholly-owned subsidiary of a Person.

“Taking” shall mean any taking of the Leased Premises, or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

“Tax” or “Taxes” shall mean the following present and future taxes, including income (gross or net), gross or net receipts, sales, use, leasing, value added, franchise, doing business, transfer, capital, property (tangible or intangible), ad valorem, municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a “Tax”), imposed by any Governmental Authority. Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so), including reasonable attorneys’ fees and costs incident thereto. Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on the Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.

“Tax Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Tenant” shall mean CW LV Real Estate LLC, a Delaware limited liability company, The Chefs’ Warehouse, Inc., a Delaware corporation, The Chefs’ Warehouse West Coast, LLC, a Delaware limited liability company, and Chefs’ Warehouse Parent, LLC, a Delaware limited liability company, collectively, and on a joint and several basis.

“Tenant’s Award” shall mean, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, any award or payment (in connection with a Condemnation) for Tenant’s leasehold interest hereunder, relocation assistance available to Tenant under federal or state law including, but not limited to, on account of Trade Fixtures, Tenant’s moving expenses and Tenant’s out-of-pocket expenses incidental to the move, if available.

A-9

“Tenant’s Insurance Payment” shall mean, in the event of damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i), (iv) or (vi) had such insurance program been in effect.

“Tenant’s Termination Notice” shall mean a written notice from Tenant to Landlord of Tenant’s intention to terminate this Lease in accordance with Paragraph 13 or 14 of this Lease, which notice shall set forth the Termination Date.

“Term” shall mean the Initial Term, together with any Renewal Term.

“Termination Date” shall mean the date for the termination of this Lease pursuant to Tenant’s Termination Notice, which date shall be on a Basic Rent Payment Date occurring no sooner than thirty (30) days after the date of such Tenant’s Termination Notice.

“Threshold Amount” shall mean $750,000.

“Trade Fixtures” shall mean all furniture, furnishings, trade fixtures, equipment and other personal property of Tenant or any sublessee under a sublease, which includes, without limitation, any Specialty Equipment, and all inventory, shelving, cabling, antennae, machinery, communication equipment, data cabinets, hoist equipment, pallet jacks, scissor lifts, clamp trucks, wrapping machines, plug-in light fixtures, propane tanks, trash compactors, signs, desks, tables, movable partitions, vending machines, computer stations, printers, computer software and hardware, forklifts, and all other removable trade fixtures, furnishings and equipment, as now or may hereafter exist in or on any of the Improvements and which are owned by Tenant or other sublessee or occupant and used in the conduct of their respective businesses, it being understood that the term “Trade Fixtures” shall not include Racking.

“Trustee” shall mean any trustee for the benefit of lenders providing financing to Landlord in connection with the Leased Premises, and any successor thereto. If no Notes are outstanding as of any date of determination, each reference to the Trustee in this Lease shall be inapplicable, and any payments to be made, or notices to be given, to the Trustee shall be paid or given, as the case may be, to Landlord.

A-10

EXHIBIT B

COMPETITOR LIST – LAS VEGAS

GROCERY
Shetakis
Sysco
US Foods
Nicholas & Company

BAKERY & CHOCOLATE
Bake Mark
AUI
Swiss Chalet
Feldkin
Euro Gourmet
Le Chef Bakery

SEAFOOD
Supreme Lobster
Santa Monica
Pacific Seafood
Kwan Yet Long

SPECIALTY
Michaels Gourmet Pantry
Artisanal Foods
Gourmet Imports
LA Specialty
Sienna Foods Las Vegas
Foods in Season
Finale Foods
Get Fresh
Specialty Produce

BEEF
Desert Meats
Desert Gold
Out West Meats

CHAINS
PFG -GFS
ROMA
AFS
NATIONAL FOODS